Exhibit 10.8

Typhon SAS With a share capital of €100,100 41 rue de l’Echiquier 75 010 Paris RCS PARIS B 480 288 976 SIRET 480 288 976 00040 APE Code 6200A

General conditions of sale

Between Typhon, simplified joint-stock company, with a capital of 100,100 Euros, registered with the Paris Companies and Trade Registry under number 480 288 976, with its Head Office situated at 41 rue de l’Echiquier, 75010 Paris, represented by Jules VO-DINH, in his role as President, duly authorized for the purposes hereof, hereinafter referred to as “Typhon SAS”, and SAMADHI SAS, with a capital of 93,111/60 Euros, registered with the Paris Companies and Trade Registry under number 495 405 789, with its Head Office at 38 rue Servan, 75544 Paris Cedex 11, hereinafter referred to as the “Customer”, together referred to as the “Parties” and individually as the “Party”, it has been agreed as follows:

1	DEFINITIONS

For the purposes of the Contract, each of the terms mentioned hereunder, whether in the singular or the plural, shall have the meaning given in its definition. The terms mentioned in the singular shall include the plural and vice versa, depending on the context.

Contract: designates these terms and conditions, including the preamble, the purchase order forms, the appendices, and any possible future riders.

Data center: designates the center where the data is hosted, as specified on the purchase order.

Confidential information: designates any information relating to procedures, know-how, studies, methodology, sales activities, projects, plans, transactions, as well as any documents, data or other information that is of a technical, commercial or financial nature, pertaining to the Contract, that may be communicated by one of the Parties to the other, either in writing and/or verbally.

Services: designates the services provided by Typhon SAS to the Customer.

IP Transit: designates the provision of the band connecting to the Data Center via the Typhon SAS infrastructure.

2	PURPOSE

The purpose of the Contract is to define the conditions and the modality by means of which Typhon SAS shall provide its Services to the Customer.

3	CONTRACTUAL DOCUMENTS

3.1	ORDER OF PRIORITY. The Contract comprises, in order of decreasing priority, these terms and conditions, the purchase order(s) and the appendices. Unless expressly otherwise stipulated in the purchase order, any contradiction between the stipulations contained in documents of different rank, the stipulations contained in the documents of a superior rank shall prevail. The Contract takes precedence over all of the Customer’s General terms and Conditions of Purchase. By signing the Contract, the Customer accepts these terms and irrevocably waives any precedence of its own General Terms and Conditions.

3.2	ORDERS. The Customer shall send signed purchase orders to Typhon SAS by mail, by fax, by electronic mail or by any other exchange format.

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Typhon SAS With a share capital of €100,100 41 rue de l’Echiquier 75 010 Paris RCS PARIS B 480 288 976 SIRET 480 288 976 00040 APE Code 6200A

3.3	AMENDMENTS. Typhon SAS shall notify the Customer of any amendment to the Contract, in writing, sent by registered mail with acknowledgement of receipt, one (1) month before such amendment come into force. Unless specifically refused in a registered mail with acknowledgement of receipt sent to Typhon SAS within fifteen (15) days of receipt of the notification of amendment, the Customer shall be deemed to have accepted the amendment.

4	TYPHON SAS’s OBLIGATIONS

4.1	PROVIDING THE SERVICES. Typhon SAS undertakes to provide the Customer with the Services detailed in the purchase order(s). Services could consist of carrying out the implementation of service provisions such as IP Transit, data hosting, co-location, information management, development, advice and associated services.

4.2	ACCESSING THE SERVICES. Typhon SAS undertakes to exercise due care and diligence with regard to fulfilling its obligations in accordance with the latest developments and practices within the profession.

4.3	MEANS DEPLOYED. Typhon SAS undertakes, in particular, to ensure access to the server via the Internet 24h/24h, every day of the year, to intervene rapidly in the event of an incident and to ensure that all its tools are maintained at the very best level of quality, as per the conditions and the deadlines provided for in the Guaranteed Intervention Time (GIT) and the Guaranteed Recovery Time (GRT), as specified in the purchase order. Typhon SAS undertakes to respect the Service levels detailed in the appendices. In the event of non-respect of the Service levels, Typhon SAS shall, as a penalty, grant the Customer a credit on a subsequent invoice, the amount thereof being calculated on the basis of the length of time that the Typhon SAS was unavailable. The Customer declares that this credit constitutes full reparation for any possible damage suffered by the Customer and that it will not seek any further damages. These penalties shall be paid in the form of credits.

5	CUSTOMER’S OBLIGATIONS

5.1	INFORMATION AND COLLABORATION. The Customer undertakes to collaborate actively with Typhon SAS, in particular by providing Typhon SAS with all the information necessary for carrying out the Services. The Customer also undertakes to inform Typhon SAS of any new elements that could have an effect on the provision of the Services and of any faults or dysfunctions in the Services, immediately that it is aware of these, in order to limit any potential consequences that these faults or dysfunctions may have.

5.2	RESPECTING RECOMMENDATIONS. The Customer undertakes to utilize the Services in accordance with the terms of the Contract and to comply with Typhon SAS’s requests and recommendations in order to make it possible for the latter to provide Services in accordance with the Contract.

5.3	CONTENTS. The Customer is responsible for all of the contents and, unless specifically stipulated otherwise in the purchase order, for safeguarding and restoring the contents hosted on Typhon SAS’s server. The Customer undertakes to publish, or permit the publication of, contents that are unlikely to infringe upon any third-party rights or breach any applicable legal provisions currently in force. The Customer undertakes to retain all data that make it possible to identify any person(s) who have contributed to the creation of the contents on its website(s).

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Typhon SAS With a share capital of €100,100 41 rue de l’Echiquier 75 010 Paris RCS PARIS B 480 288 976 SIRET 480 288 976 00040 APE Code 6200A

5.4	RECEIPT. The use of the Services by the Customer shall be considered as acceptance of the Services by the Customer.

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Typhon SAS With a share capital of €100,100 41 rue de l’Echiquier 75 010 Paris RCS PARIS B 480 288 976 SIRET 480 288 976 00040 APE Code 6200A

6	ASSISTANCE

6.1	TYPE OF ASSISTANCE. Typhon SAS undertakes to provide the Customer with technical assistance via email and telephone, during the entire life of the Contract.

6.2	PURPOSE OF ASSISTANCE. The purpose of the technical assistance made available to the Customer is merely to provide it with ad hoc aid.

6.3	INTERVENTION AND INFORMATION MANAGEMENT IN THE CASE OF A REQUEST FOR ASSISTANCE. Unless specifically stipulated otherwise in the purchase order, technical assistance made available to the Customer is not intended to provide intervention on the machine. Any intervention on one of the Customer’s machines in situ or remotely shall be done under the conditions prescribed in the purchase order.

7	SUSPENSION

7.1	LIMITING ACCESS TO THE SERVICES. Typhon SAS reserves the right to possibly interrupt the server in order to carry out a technical intervention so as to improve its functionality. If this should be the case and in-as-far-as it is possible, Typhon SAS shall inform the Customer in advance, within a reasonable period of time, and shall specify the nature and the duration of the intervention, so that the Customer can make the necessary arrangements.

7.2	ILLEGAL CONTENTS. In accordance with Law No. 2004-575 of June 21, 2004, relating to trust in the digital economy, Typhon SAS may, at any time, as of right and without notice, suspend all or part of the Services in order to prevent access to contents that are manifestly illegal being made available to the general public and which had, if effect, come to Typhon SAS’s attention. Typhon SAS shall use its best endeavors to inform the Customer of any such suspension of all or part of the Services. Typhon SAS may equally suspend all or part of the Services at the behest of a relevant administrative or judicial authority.

7.3	VIOLATIONS. In the event of a breach of its contractual obligations by the Customer, and, in particular, in the case of repeated non-payment of monies owing by the due date, or of abusive use of the Services, or any other use that could endanger the proper operation of the server or of the Services, Typhon SAS reserves the right to suspend all or part of the Services, as of right, thirty (30) calendar days after sending a formal notice by registered mail with acknowledgement of receipt to which there was no response.

7.4	CONSEQUENCES OF THE SUSPENSION. Typhon SAS shall not be held responsible for any losses or damages caused by a suspension, an interruption or the disconnection of any Services in accordance with the provisions of this Article 7.

8	PERSONAL DATA

The Parties undertake to respect the legal provisions that apply, with regard to the protection of personal data. In particular, as those responsible for dealing with personal data, the Parties undertake to carry out all of the necessary procedures and formalities. In this respect, the Customer guarantees having engaged in all of the necessary procedures vis-à-vis the National Commission for Data Protection and Civil Liberties, especially in dealing with, distributing and storing data on Typhon SAS’s servers. Each of the Parties shall ensure the security and the confidentiality of personal data.

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Typhon SAS With a share capital of €100,100 41 rue de l’Echiquier 75 010 Paris RCS PARIS B 480 288 976 SIRET 480 288 976 00040 APE Code 6200A

9	GUARANTEES

9.1	SERVICES. Typhon SAS guarantees that it will provide Services in accordance with (i) professional practice applicable in this field, and, (ii) the legal provisions applicable.

9.2	WARRANTY LIMITATIONS. The Customer recognizes and accepts that, given the characteristics and limitations of the Internet, Typhon SAS has no control over the contents of information that pass through it, nor of the availability and the functionality of the Internet network. In particular, Typhon SAS does not guarantee the accuracy, reliability or integrity of the results obtained by using the Services, or of the contents of any information services obtained by using the Services. Typhon SAS shall not be held responsible for the contents, nor of the loss, of data transferred from or to the Customer’s site(s) via the Internet network. Without prejudice to the legal provisions applicable, Typhon SAS does not provide any other guarantee than those specifically stipulated in this Article 9.

9.3	CUSTOMER’S RESPECT FOR THE LAW(S). The Customer guarantees that it will respect all of the legal and regulatory provisions applicable and in force, when using the Services. Accordingly, it shall refrain, in particular, from sending out bulk emails to users who have not asked to be contacted (spam), and from penetrating or trying to penetrate any IT system, and from transmitting or exploiting illegal data.

9.4	INFRINGEMENT OF THIRD-PARTY RIGHTS. The Customer indemnifies Typhon SAS against any claim, action, demand and procedure arising directly or indirectly from the Customer’s use of the Services and especially those based on an infringement of third-party rights by the customer or by a third-party, or on the non-respect of legal provisions. As such, the Customer shall bear the cost of all charges and expenses, including legal costs and attorney’s fees borne by Typhon SAS in the event of such a claim, action, demand and procedure, as well as the amount of transactional compensation and/or damages to which Typhon SAS may be ordered to pay. The Customer is free to defend its interests, as well as those of Typhon SAS, at its own expense, on condition, however, that it has Typhon SAS’s approval, in particular on the question of the choice of attorney(s) for the defense.

10	CONFIDENTIAL INFORMATION

During the entire life of the Contract and for five (5) years after the Contract has expired, each of the Parties undertakes (a) to only use Confidential Information for the purposes of the Contract, and (b) not to reproduce, publish or divulge such to third parties, unless previously agreed to in writing by the other Party. However, the Party receiving such Confidential Information is authorized to divulge it to its legal representatives, officers, suppliers, sub-contractors and advisors, in as much as is necessary for carrying out the tasks required of them, on the understanding that the Parties guarantee that this obligation of confidentiality will be respected. If requested to do so by one of the Parties, or in the event that the contract is cancelled or expires, each of the Parties shall return the other Party’s Confidential Information in its possession.

This Article does not apply to Confidential Information which (a) becomes accessible to the public at large on the day that it is divulged and without there having been any breach of the Contract, (b) is obtained by legal means from a third-party authorized to give and divulge such information, (c) is divulged by the Party to which it belongs, (d) is developed independently, without breaching the Contract, or (e) is ordered to be divulged pursuant to an injunction issued by a Court or a public authority, on condition, however, that the receiving Party warns the other Party as soon as ever possible.

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Typhon SAS With a share capital of €100,100 41 rue de l’Echiquier 75 010 Paris RCS PARIS B 480 288 976 SIRET 480 288 976 00040 APE Code 6200A

11.	FINANCIAL CONDITIONS

11.1	PRICE. Prices for the Services appear on the purchase order. The prices are in Euros and exclude tax, with VAT [value-added tax] being added at the rate in force at the time of invoicing. In the case of provision of IP Transit Services, invoicing is done on the basis of the traffic and utilization statistics from the gateway(s) on which the Customer connects. These statistics are calculated to a 95 monthly percentile by Typhon SAS.

11.2	PAYMENT METHODS. The Customer shall pay the invoice on the due date indicated thereon, by a mode of payment of its choosing, specified in the purchase order. Payment is effected by check, credit card, bank transfer or by management services. Unless specified to the contrary in the purchase order, no other method of payment shall be accepted by Typhon SAS. In the case of provision of IP Transit Services, any overshoot of traffic(“commit”) originally ordered, shall be invoiced to the Customer at the end of the month and shall be payable 30 days from the date of the invoice.

11.3	PRICE REVISION. In accordance with Article 3.3 of the Contract, Typhon SAS shall notify the Customer of any amendments to the prices, by registered mail with acknowledgement of receipt, one (1) month before such amendments come into force. Unless specifically refused in a registered letter with acknowledgement of receipt sent to Typhon SAS within fifteen (15) days of receipt of the notification of amendments, the Customer shall be deemed to have accepted the new prices.

11.4	NEW TAXES. Typhon SAS reserves the right to pass on any new tax, or increase in the existing tax rates, with delay.

11.5	DEFERRED PAYMENT. By express agreement and unless a deferment was requested beforehand by the Customer, in writing, and was specifically accepted by Typhon SAS, in writing, in the event of a delay in payment of the amount due under the Contract, of more than 30 calendar days after the due date, Typhon SAS may, as of right, without prior formal notice and without prejudice to any claim for damages:

11.5.1 apply late-payment penalties amounting to three (3) times the legal rate of interest in force at the time;

11.5.2 ~~suspend all or part of the Services provided by Typhon SAS, whatever their nature, in accordance with Article 7;~~

12	RESPONSIBILITY

12.1	DIRECT DAMAGES. Each Party is responsible for respecting its obligations under the Contract. Typhon SAS is responsible for direct damages and shall not be held liable for any indirect damages. The Parties have agreed that Typhon SAS is not responsible in the event of a loss of image, loss of income, loss of benefits, loss of opportunity or loss of customers, and any consequences arising from the use, or the provision, of the contents by the Customer.

12.2	INADEQUACY OF SERVICES. Typhon SAS shall not be held responsible for the inadequacy of the Services that it offers for specific objectives that the Customer may envisage or pursue. The Customer acknowledges having received all the relevant information from Typhon SAS before ordering the Services, in particular via Typhon SAS’s Internet website, or Typhon SAS’s technical service available by email.

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Typhon SAS With a share capital of €100,100 41 rue de l’Echiquier 75 010 Paris RCS PARIS B 480 288 976 SIRET 480 288 976 00040 APE Code 6200A

12.3	INTERNET NETWORK. Because of the Internet network’s characteristics and limitations, Typhon SAS shall not be held responsible for, in particular, (i) difficulties in accessing host sites, servers or the Customer’s infrastructure, as a result of overload of the networks at certain times, (ii) the Customer’s data, software, servers or infrastructure being contaminated by a virus, responsibility for the protection of which lies with the latter, (iii) malicious intrusions by third parties on the Customer’s sites, servers and infrastructure, responsibility for the protection of which lies with the latter, and (iv) the possible hijacking of passwords, confidential codes and, more generally, of any of the Customer’s confidential information.

12.4	HOSTED CONTENT. In no case could Typhon SAS be held liable as a result of any third-party action or recourse, especially as a result of the contents disseminated on the Customer’s site(s) having infringed third-party rights, or breached any laws or regulations in force. The Customer indemnifies Typhon SAS against any possible indictment on these grounds.

12.5	LIMITATION OF RESPONSIBILITIES. In the event that Typhon SAS is held liable within the framework of the Contract, the Customer cannot claim damages, or any other form of financial compensation, in an amount greater than the amount paid by the Customer for the service that was responsible for the damage.

12.6	INSURANCE. The Customer undertakes to take out an insurance policy against personal injury and damage to property, for the entire duration of the Contract, as well as professional indemnity insurance, covering all the risks that it could cause with its infrastructure at Typhon SAS, or as a result of Service utilization.

13	FORCE MAJEURE

The Parties cannot be held responsible for a violation of one of their contractual obligations which results from a case of force majeure, as defined by the judgement of the Court of Cassation, and, in particular, in the case of an earthquake, explosion, war, embargo, fire, strike or power cut. In the event of a case of force majeure occurring, Typhon SAS reserves the right to suspend the implementation of its contractual obligations.

In the event that a case of force majeure continues to have an effect for an uninterrupted period of thirty (30) calendar days from the date that this case of force majeure was first notified, the Contract may be cancelled, as of right and without legal formalities, at the behest of one or another of the Parties, on condition that there has been ten (10) days’ notice in writing, sent by registered mail with acknowledgement of receipt, and that no compensation is due.

14	DURATION, RENEWAL AND TERMINATION OF THE CONTRACT

14.1	DURATION OF THE CONTRACT. The Contract comes into force on the date that it is signed by the both (2) Parties. The Contract shall remain in force until the last purchase order has expired or the cancellation of this last, current purchase order, unless expressly otherwise agreed by the Parties.

14.2	DURATION OF A PURCHASE ORDER. Provided that there are no express stipulations to the contrary between the Parties, each purchase order shall remain in force for a period of one (1) year, from the date on which it was signed by both (2) Parties. The duration of a purchase order is renewed by tacit consent for successive periods of one (1) year, unless one of the Parties sends a notice of termination by registered mail with acknowledgement of receipt to the other Party, no later than one (1) month before the anniversary date of the purchase order in question.

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Typhon SAS With a share capital of €100,100 41 rue de l’Echiquier 75 010 Paris RCS PARIS B 480 288 976 SIRET 480 288 976 00040 APE Code 6200A

15	TERMINATION

15.1	TERMINATION FOR NONFULFILLMENT. In the event of a failure by one of the Parties to fulfill one of its essential obligations with respect to the Contract, not corrected within thirty (30) calendar days after having been given formal notice to correct it, by registered mail with acknowledgement of receipt, the other Party may, as of right, terminate the Contract and/or the purchase order in question, without any formalities, and without prejudice to any claims for damages. The termination of a purchase order does not automatically result in the termination of the Contract. The termination of the Contract results in the automatic termination of any outstanding purchase orders, issued or not implemented on the day that the Contract is terminated.

15.2	NON-REIMBURSEMENT. In the event that Typhon SAS terminates the Contract in accordance with 15.1, the Customer cannot claim any reimbursement of the amounts already paid over and will remain liable for the balance owing.

16	TRANSFER – SUBCONTRACTING

16.1	TRANSFER. Neither of the Parties may cede or transfer the Contract, or any of their rights and obligations to a third-party without the prior, written consent of the other Party. The Customer already accepts that Typhon SAS may cede or transfer the Contract, or all or part of its rights and obligations, whether for reward or free of charge, to (i) any company in the Group to which it belongs, or (ii) any other person in case of a merger or of the total or partial transfer of its shares or its activities. The Customer undertakes to provide full reiteration of its agreement, without delay, as soon as it is requested to do so by Typhon SAS.

16.2	SUBCONTRACTING. Typhon SAS may entrust the provision of all, or part, of the Services to subcontractors, after prior agreement, in writing, with the Customer. Any refusal must be justified by the Customer.

17	GENERAL PROVISIONS

17.1	ENTIRETY. The Contract expresses the entire agreement between the Parties with regard to the Services. It supersedes and cancels any and all previous provisions regarding the same subject, whatever their origin. The Contract shall not be amended except by means of a rider signed by both Parties.

17.2	NOTIFICATION. Any notification made as part of the Contract shall be sent to the other Party by registered mail with acknowledgement of receipt.

17.3	NO WAIVER. The fact of one of the Parties being late in exercising one of its rights in respect of the contract, or not exercising the same, shall not be considered to be a waiver of its above-mentioned rights, whether this be related to a past or future fact.

17.4	INDEPENDENCE OF THE PARTIES. Nothing in the body of the Contract shall constitute, or be deemed to constitute, a partnership, a cooperation agreement or a company in deed or in law, between the Parties. By the same token, neither one of the Parties shall be considered as an agent or employee of the other, and neither Party shall have the authority or the power to bind the other Party, or to contract in its name, or to create any kind of responsibility for it, in any way whatsoever and for whatever reason.

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Typhon SAS With a share capital of €100,100 41 rue de l’Echiquier 75 010 Paris RCS PARIS B 480 288 976 SIRET 480 288 976 00040 APE Code 6200A

17.5	PARTIAL INVALIDITY. In the event that a competent court should judge that any one, or part, of the Contract’s provisions is invalid, unenforceable or void, the remainder of the Contract shall continue to apply between the Parties, and the Parties undertake to ensure that these provisions of the Contract are interpreted in such a way as to preserve the will of the Parties.

17.6	CUSTOMER LISTING. The Customer accepts to be included in Typhon SAS’s list of customer references (in particular, in Typhon SAS’s press releases and marketing brochures).

18	APPLICABLE LAW, COURT OF JURISDICTION

The Contract is regulated under French law.

Before taking any legal recourse, the Customer and Typhon SAS undertake to resolve any difficulties amicably. In the event of any dispute between the Parties relating to the formation, interpretation, implementation and/or termination of the Contract, it shall be heard exclusively in the Tribunal de Commerce [Commercial Court] of Paris, notwithstanding multiple defendants or the introduction of third parties, and equally so for contingency procedures or protective summary procedures, or procedures by petition.

Done in two (2) original copies

On [handwritten] 27/10/2010 in PARIS

For Typhon SAS	For the Customer

/s/ Jules Vo-Dinh	/s/ Ludovic Huraux

Name: [hw] Jules Vo-Dinh	Name: [hw] HURAUX Ludovic

Position: [hw] PRESIDENT	Position: [hw] President

Date: [hw] 27 / 10 / 10 [OCT. 27, 2010]	Date: [hw] 27 / 10 / 2010 [OCT. 27, 2010]

[initials]

[logo]	Attractive World 54 Avenue Iena 75016 Paris	Hosting contract appendix

Technical specifications

The specifications given hereunder have to be added to the signing of the contract, these specifications reflect the tender.

Architecture	Network components made available: LoadBalancer Firewall Web servers Backoffice server Virtual receipt server Virtual development server Database server

The following components installed in each of the servers:

Firewall:

acceptance of long connections

Web:

nginx	Compiled version containing the http_push_module, image filter, geo.
Cache used in server for JS and images, and message server.
apache2
memcache	Cache server
APC	Opcode cache
php	5.2/php 5.3, GD 2
php-fpm	fastcgi php server

Database:

Percona/XtraDB
sphinx
Slaved database on BO

BO:

percona base/slaved xtradb
email dispatch service
apache/nginx
otrs (ticketing)
git (versioning)

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[logo]	Attractive World 54 Avenue Iena 75016 Paris	Hosting contract appendix

Services

Data backup

•	Database
•	Websites (front/bo), or /var/www
•	Images

Statistics

•	on websites: disc space, swap, number of processes, traffic, cpu charge
•	on the bdd: requests/second, slow requests, cache (hit/miss)
•	memcache: requests/second (hit/miss), number of elements in memory
•	on apache/nginx: number of processes/thread * a more detailed list was provided with the tender

Monitoring the platforms

•	joint interface of errors transferred to Typhon/attractive world
•	email dispatch
•	sms dispatch for urgent alerts

VPN access

•	creating an account making it possible to access the BO via a VPN

Other

•	protecting BO access via IP address
•	providing email address to company personnel (shared server).
•	cron service on BO
•	installing on each machine

Access & connections

Ssl Certificate: retrieval of existing resources and installation

Access to production database by means of aw for possible corrections (ssh or other)

Installation, migration, monitoring

In order to allow installation and the migration of existing documents will be delivered after the Contract has been signed.

•	list of domains, sub-domains, cname, spf
•	nginx installation and compilation
•	otrs installation
•	list of email addresses
•	APC configuration, apache, nginx, memcach

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Appendix to CGV

GUARANTEES RELATING SPECIFICALLY TO INTEGRAL INFO-MANAGEMENT SERVICES

As part of integral info-management, a 99.9% availability guarantee applies for the main services hosted on the Customer’s server.

This guarantee covers the following services:

WEB:	Apache 2, Lighttpd

MAIL:	Postfix, Dovecot

SQL:	MySQL, PostgreSQL

FTP:	Proftpd, Pureftpd

SSH:	OpenSSH

Other:	Rsync, SVN, SFTP

In the event of default by Typhon SAS to this rule, Typhon SAS undertakes to reimburse the following amounts, in the form of a credit on a subsequent invoice, calculated on the basis of the default’s duration:

D = Default C = Credit

D < 0.9990	C = 3%
D < 0.9950	C = 5%
D < 0.9850	C = 10%
D < 0.9750	C = 15%
D < 0.9700	C = 20%
D < 0.9500	C = 40%
D < 0.9000	C = 70%
D < 0.8500	C = 100%

N.B.: The total amount of the credit cannot exceed 100% of the monthly fee actually paid by the Customer for this info-management service.

Scheduled maintenance, of which the Customer has been warned in advance, cannot be taken into account in calculating the unavailability of the service.

Furthermore, as part of this service, Typhon SAS shall cover:

- The regular updating of all the Services listed below, at least once a month.

- The implementation of emergency security updates on all the Services listed below, within 48 hours.

- The restoration of Services in the event of hardware or software breakdown, in the shortest possible time span and with SLA penalties. If needed, as well as depending on the Customer’s demands, Typhon SAS might have to restore the Service: from the data stored as part of the server hosting Service (serious software breakdown); on a virtual server hosted in a different physical host machine to the original one (serious hardware breakdown).

Purchase order valid for 30 days.	[initials] Page 3/4

Typhon SAS – 41 rue de l’Echiquier – 75010 Paris – Tel: +33(0)170616616 – Fax: +33(0)140220749 – contact@typhon.com – www.typhon.com

R.C.S PARIS B 480 288 976 – SIRET 480 288 976 00040 – Intracommunity VAT No.: FR 34 480 288 976 – APE Code 6202A

[initials]

Appendix to CGV

GUARANTEES RELATING SPECIFICALLY TO SERVER RENTAL SERVICES

Typhon SAS undertakes to intervene (GIT – Guaranteed Intervention Time) on the faulty server within a maximum of 30 minutes after the problem has been flagged up by the Customer, or after a warning report by Typhon SAS’s security system.

The Service should be restored at the very latest within 2 hours after the start of the intervention, i.e. 2h30mins after the fault was flagged up.

These time guarantees apply 24/24, 7/7 and 365/365.

In the event that Typhon SAS does not adhere to this rule, Typhon SAS undertakes to reimburse the equivalent of one month’s service corresponding to rent due or to the server(s) affected, in the form of a credit on a subsequent invoice from the Customer.

Scheduled maintenance, of which the Customer has been warned in advance, cannot be taken into account in calculating the unavailability of the service.

OTHER

In signing this Purchase Order, the Customer acknowledges having previously taken note of Typhon SAS’s General Terms and Conditions of Sale, in their October 6, 2009, version (the “GCS), having accepted them irrevocably, in their entirety and without reservation. Unless specifically otherwise stipulated in the Purchase Order, in the event of any inconsistency between the Purchase Order and the GCS, the GCS provisions shall prevail.

The GCS apply to any order made by the Customer to Typhon SAS, to the exclusion of all other Conditions and, in particular, those of the Customer. By accepting the GCS, the Customer renounces the precedence of its own specific General Conditions, or any other document that the Customer may have transmitted to Typhon SAS. No other specific condition can take precedence over the GCS, unless formally agreed to, in writing, by Typhon SAS.

INVOICING

Invoicing shall be done monthly, at the beginning of the month, payable 30 days from date of invoice. Payment can be made by check, bank transfer or direct debit.

Furthermore, invoicing shall, exceptionally, commence as from December 1, 2010, and shall be so even if Typhon SAS delivers the infrastructure before this date. In any case, Typhon cannot start invoicing before the infrastructure has been delivered.

BACKUP

As part of the info-management service associated with the servers rented at Typhon, Typhon shall carry out a backup of all the data stored on the Customer’s servers, at no extra cost, this backup being done every 24 hours, incrementally over 1 week.

TECHNICAL APPENDIX ADDENDUM

The Appendix of Technical Specifications drafted by the Customer and signed as “Agreed” by the two Parties and the day that this Purchase Order is signed, forms an integral part of this Contract.

Purchase order valid for 30 days.	Page 4/4

Typhon SAS – 41 rue de l’Echiquier – 75010 Paris – Tel: +33(0)170616616 – Fax: +33(0)140220749 – contact@typhon.com – www.typhon.com

R.C.S PARIS B 480 288 976 – SIRET 480 288 976 00040 – Intracommunity VAT No.: FR 34 480 288 976 – APE Code 6202A

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